Exhibit 10.2

amendment to agreement of sale

This Amendment is maid this 13th day September 2016 to the agreement  made the 11th day of September 2016, by and between Ameri Metro, Inc. hereinafter referred to as “option holder” Party to the first part

 Jewel’s Real –Estate 10-86 Master LLLP of Red Lion, Pennsylvania 17356, hereinafter referred to as “The seller.” Party of the second part, Seller

This amendment is Paragraph 5 relating to closing date of September 14th 2016 changing is to October 14th 2016.

All other terms and condition of the agreement will remain in full force and effect.

Ameri Metro, Inc. hereinafter referred to as Party to the first part

/s/Debra Mathias, CEO

____________________________________________

Port De Claudius, Inc. /TB/TA port Trajan in Pennsylvania hereinafter referred to as “The Buyer.”

/s/B. Craig Smith

____________________________________________

AGREEMENT OF SALE AND OR ASSIGNMENT OF ASSETS IN PHASE ONE

This Agreement is made the 11th day of September 2016, by and between Ameri Metro, Inc. hereinafter referred to as “option holder” Party to the first part

 Jewel’s Real –Estate 10-86 Master LLLP of Red Lion, Pennsylvania 17356, hereinafter referred to as “The seller.” Party of the second part, Seller

Global Infrastructure Finance & Development Authority, Inc division of Hi Speed Rail Facilities Provider Inc. of P.O. BOX.124 Red Lion Pennsylvania hereinafter referred to as Financier. Party to the third part

 Port De Claudius, Inc. /TB /TA Port Trajan in Pennsylvania hereinafter referred to as “The Buyer.”  Party to the fourth part.

HSRF Statutory Trust as Trustee, a Wyoming trust company (the “Trustee”), Party to the fifth part

All five parties hereinafter be collectively referred to as the “cartel”

                                                      Background and Recitals

WHEREAS, the “cartel”, have entered into various letters of intent, memorandum of understandings and agreement(s) with each other and those letters of intent, memorandum of understandings and agreement(s) Master Trust Indentures and Trustee Agreement have been on record with SEC and are now by reference are incorporated into this Background and Recitals copy of which is attached and marked Exhibit “A”. The cartel desires to consolidate all agreements into this agreement, to sell and or assign certain assets, hereinafter described, now held by Party to the first part, and Party of the second part,

WHEREAS, Port De Claudius, Inc. /TB/TA Port Trajan in Pennsylvania hereinafter referred to as “The Buyer.”  Desires to purchase and/or take assignment of the said assets in phase one; and

WHEREAS, for the purpose of this agreement Party to the first part, and Party of the second part, Desires to sell and/or the assignment of the said assets in phase one to Party to the fourth part.

WHEREAS, the assignment of the said assets in phase one hereto as  is described in Exhibit “B” for reference purposes only; and

WHEREAS, said sale and/or the assignment of the said assets in phase one to Party of the fourth part is expressly and exclusively to facilitate the priority financial interest of Party to the first part

1.

NOW THEREFORE, in consideration of the following covenants, duties, representations and obligations to be kept and performed by each party, and with the intention to be bound legally, the parties agree as follows: THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, CONTRACTS, UNDERSTANDINGS AND NEGOTIATIONS BETWEEN THE PARTIES, AND ANY PRIOR DISCUSSIONS, and REPRESENTATIONS AND NEGOTIATIONS ARE MERGED HEREIN.

2.

Party to the first part, and Party of the second part, shall sell and assign to Port De Claudius, Inc. /TB/TA Port Trajan in Pennsylvania hereinafter referred to as “The Buyer.”  All rights, title and interest may have in and to any contractual agreements including but not limited to said Agreement (Exhibit “A”) so that Party to the first part is divested completely of the same for the phase one.

3.

All contractual agreements, written, oral or implied, between cartel and any related or affiliated companies are rendered null and void upon the completion of the transaction contemplated by this Agreement for phase one .

4.

Port De Claudius, Inc. /TB /TA Port Trajan referred to as “The Buyer.” Party to the fifth part. “cartel” per the attached Summary of Closing Statement EXHIBIT “B”

5.

Settlement on the sale and assignment provided for herein shall occur in York, Pennsylvania, at a time and location mutually agreeable to the parties, on or before September 14, 2016, with time being of the essence.  At settlement, to Party to the first part in the form of a bank cashier’s check or in other form reasonably acceptable to Seller form bond proceeds to Jewel’s Real –Estate 10-86 Master LLLP Party of the second part, This Agreement has been prepared by representative for the buyer, and the Seller acknowledges having been counseled by an attorney of its choice or that buyer’s waived the right to such counsel.  No reliance is made upon buyer’s attorney by Seller.

6.

This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania; and venue for any litigation arising therefrom shall be in York County, Pennsylvania.

7.   This Agreement shall not be recorded, disclosed to any person not a party hereto, or modified except by a writing signed by all parties and supported by additional consideration.  It shall not be incorporated by reference in any other document.

8.

This Agreement shall not be modified, amended, supplemented or otherwise changed except by a writing executed by the parties.  In the event that such an amendment is necessary to clarify some provision hereof, Seller shall not attempt to raise issues or request changes that would change Seller’s obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and date first above written.

Ameri Metro, Inc. hereinafter referred to as Party to the first part

/s/James L. Becker

Jewel’s Real –Estate 10-86 Master LLLP Party of the second part, Seller

/s/Shahnawaz C. Mathias (Jewel)

Global Infrastructure Finance & Development Authority, Inc division of Hi Speed Rail facilities provider Inc.

/s/James Kingsborough

 Port De Claudius, Inc. /TB/TA port Trajan in Pennsylvania hereinafter referred to as “The Buyer.”

/s/B. Craig Smith

HSRF Statutory Trust as Trustee, a Wyoming trust company (the “Trustee”),

/s/Robert Holmes

EXHIBIT A

Material Asset of Acquisition

See Exhibit 99.1 PDF Version ex991exhibita

EXHIBIT B

Summary of Closing Statement

See Exhibit 99.2 PDF Version ex992exhibitb